Any text removed pursuant to the Company’s confidential treatment request has been separately submitted with the U.S. Securities and Exchange Commission and is marked [***] herein.

Exhibit 4(a).5

Amendment 143

to the
Amended and Restated License Agreement
for the Use and Marketing of Programming Materials
dated May 31, 1996 (the “1996 Agreement”)
between
International Business Machines Corporation (IBM)
and
Dassault Systemes, S.A. (OWNER)

This Amendment (“Amendment”) is entered into by and between International Business Machines Corporation (“IBM”), incorporated under the laws of the State of New York and Dassault Systemes, S.A. (“OWNER”), a French société anonyme.

Whereas, OWNER is the owner of 3D/2D Computer Aided Design/Computer Aided Manufacturing/Computer Aided Engineering/Product Integrated Management software programs marketed under various trademarks.

Whereas, the parties wish to add new products to the Agreement.

Whereas, the parties wish to amend the 1996 Agreement for the purposes of making the changes associated with the foregoing.

Now therefore, the parties agree as follows:

1.0     The following products are added to Table A. of Attachment XXIII:

PLC RELATED ROYALTY
IBM
PROGRAM		STANDARD	ADD-ON	SHAREABLE
NUMBER	PRODUCT NAME	CONFIGURATION	PRODUCT	PRODUCT

5691-FM1	CATIA-FUNCTIONAL MOLDED PARTS 1 PRODUCT		[***]
5693-FM1	CATIA-FUNCTIONAL MOLDED PARTS 1 PRODUCT
5691-DL1	CATIA-DEVELOPED SHAPES 1 PRODUCT
5693-DL1	CATIA-DEVELOPED SHAPES 1 PRODUCT
5691-CNA	CATIA-COMPARTMENT & ACCESS 2 PRODUCT
5693-CNA	CATIA-COMPARTMENT & ACCESS 2 PRODUCT
5691-SDD	CATIA-SHIP STRUCTURE DETAIL DESIGN 2 PRODUCT
5693-SDD	CATIA-SHIP STRUCTURE DETAIL DESIGN 2 PRODUCT

Any text removed pursuant to the Company’s confidential treatment request has been separately submitted with the U.S. Securities and
Exchange Commission and is marked [***] herein.

Exhibit 4(a).5

2.0 Add the following to Table C. V4 to V5 Migration Paths and Royalty Upgrade Charges - US Royalty Table of Attachment XXIII:

(IBM	(IBM	W/S to W/S
PROGRAM	PROGRAM	UPGRADE
NUMBER)	NUMBER)	ROYALTY

From V4 Products 5626-DEV	To V5 Products 5691-DL1	[***]

3.0 The following changes are made to previously announced products: (a) the migrations from 5626-SUR to 5693-GSD and to 5691-GSD are changed so that the migrations are now to 5693-GSD+FS1 and 5691-GSD+FS1, with no change in royalties; and (b) for the migrations from 5626-ELW to 5693-EHI and 5691-EHI the royalty for each is changed to [***]

4.0 Web-based Learning Solutions

Add the following to Table E on Attachment XXIII:

PLC Related Royalty
IBM
Program	Product	Std.	Add-on	Shareable	Enterprise
Number	Name	Config.	Product	Product	Option

5691-SUC	SMARTEAM User Companion Configuration	[***]
5795-SUC	SMARTEAM User Companion Configuration				[***]

5.0. Add the following 3dcom Navigator Solutions to Table C of Attachment XXIV:

PLC RELATED ROYALTY
IBM
PROGRAM		STANDARD	SHAREABLE
NUMBER	PROGRAM NAME	CONFIGURATION	PRODUCT

5691-I3C	ENOVIA - 3DCOM Instant Collaboration Product	N/A	[***]

6.0 Changes and Corrections in Royalties

a) The royalty listed in Amendment 140 for 5691-SFA SMARTEAM - FDA Compliance Configuration, was incorrectly stated as [***] The parties agree that the correct royalty is [***]
b) Amendment 142 added the 5691-CUR Upgrade from 5691-REV. Following announcement of this upgrade, there has been a change to the royalty amount set forth in amendment 142. The royalty is changed from [***]

7.0 SmarTeam Customer Conversion

The following is added as C.13.3.11 under Section C.13 - SmarTeam Products:

C.13.3.11 In 2002, the parties agreed to implement a program to support migration of certain ST direct customers in the United States and Canada from ST to IBM license agreements. This activity was a continuation of a migration that began following the OWNER acquisition of ST and the addition of the ST products to the 1996 Agreement.

[***] the parties have agreed to the following:

a) for those potential new direct ST customers engaged in discussions with ST or its non-IBM channel as of November 1, 2002, and as identified in Exhibit A to this Amendment 143, IBM will pay OWNER added royalties

Any text removed pursuant to the Company’s confidential treatment request has been separately submitted with the U.S. Securities and Exchange Commission and is marked [***] herein.

Exhibit 4(a).5

equal to [***] received by IBM from November 1, 2002 through October 31, 2003,

(b) for existing ST customers, IBM will pay OWNER added royalties of [***] received by IBM for the first twelve (12) months following customer conversion, [***], provided that the RLC begins prior to November 1, 2003.

IBM shall pay OWNER amounts due pursuant to the above on a quarterly basis beginning the earlier of (1) when there is an aggregate amount due OWNER of [***], or (2) the October 2003 royalty payment cycle. After the initial payment, amounts due shall be paid within sixty (60) days following the close of a calendar quarter. All payments shall be made by adjustment to royalties due OWNER.

Other than the changes indicated above, it is understood that all other terms of the 1996 Agreement including all Attachments and Exhibits thereto remain in full force and effect.

If any provision of this Amendment or the 1996 Agreement (as amended) shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and such provision shall be deemed to be restated to reflect the original intentions of IBM and OWNER as nearly as possible in accordance with applicable law(s).

The parties agree that any reproduction of this Amendment by reliable means (such as facsimile or photocopy) will be considered an original of this Amendment.

Agreed to: Dassault Systemes, S.A.		Agreed to: International Business Machines Corporation

By:	/s/ THIBAULT DE TERSANT	By:	/s/ R. A. ARCO
Authorized Signature		Authorized Signature

Name: Thibault de Tersant		Name: R. A. Arco

Title: Chief Financial Officer and Executive VP		Title: Manager, PLM Product Mgmt. & Support

Date:	Nov 25, 2003	Date:	2/2/04

\

Any text removed pursuant to the Company’s confidential treatment request has been separately submitted with the U.S. Securities and Exchange Commission and is marked [***] herein.

Exhibit 4(a).5

Exhibit A

[***]